HYB HOLDING CORP.

Summary of Oral Agreement re Loans

THE FOLLOWING IS A SUMMARY OF THE MATERIAL TERMS OF AN ORAL AGREEMENT MADE ON JULY 31, 2017 BETWEEN ROBERT BRANTL AND HYB HOLDING CORP. THE AGREEMENT REMAINS IN EFFECT AS OF APRIL 28, 2020.

Parties:

Brantl	Robert Brantl 52 Mulligan Lane, Irvington, NY 10533

Company	HYB Holding Corp. 52 Mulligan Lane, Irvington, NY 10533

Terms:

A.	Brantl will, from time to time, at his sole discretion, make payments in satisfaction of obligations incurred by Company (the "Loans").
B.	The Loans will be unsecured and will not bear interest.
C.	The Company will be required to repay the Loans, in whole or in part, upon demand by Brantl made at such time or times as he determines within his sole discretion.
D.	Nothing in this agreement will bind Brantl to make any Loan to the Company, nor render him liable for any obligation incurred by the Company, nor prevent him from demanding repayment of the Loans and taking any action that may be appropriate to cause the Company to repay the Loans in whole or in part.

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